UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 9, 2015
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Qualcomm Incorporated (the Company) held its 2015 Annual Meeting of Stockholders on March 9, 2015 (the Annual Meeting). At the Annual Meeting, the Company’s stockholders considered four proposals, each of which is described briefly below and in more detail in the Company’s definitive proxy statement dated January 22, 2015. The final voting results for each proposal are set forth below.

Proposal 1:	To elect 15 directors to hold office until the Company’s next annual meeting of stockholders and until their respective successors have been elected and qualified:

	FOR	WITHOLD	ABSTAIN	BROKER NON-VOTES

Barbara T. Alexander	1,153,176,351	36,628,853	8,759,730	220,606,045
Donald G. Cruickshank	1,176,956,870	11,954,782	9,653,282	220,606,045
Raymond V. Dittamore	1,161,010,656	26,773,300	10,780,978	220,606,045
Susan Hockfield	1,180,512,636	9,216,153	8,836,145	220,606,045
Thomas W. Horton	1,179,129,597	10,593,872	8,841,465	220,606,045
Paul E. Jacobs	1,177,105,215	11,900,365	9,559,354	220,606,045
Sherry Lansing	1,178,965,009	10,854,146	8,745,779	220,606,045
Harish Manwani	1,151,517,931	38,152,452	8,894,551	220,606,045
Steven M. Mollenkopf	1,181,237,720	8,631,437	8,695,777	220,606,045
Duane A. Nelles	1,173,558,673	15,354,830	9,651,431	220,606,045
Clark T. Randt, Jr.	1,184,085,316	5,687,438	8,792,180	220,606,045
Francisco Ros	1,178,069,742	10,844,465	9,650,727	220,606,045
Jonathan J. Rubinstein	1,158,038,937	31,728,245	8,797,752	220,606,045
Brent Scowcroft	1,161,933,847	26,970,800	9,659,487	220,606,045
Marc I. Stern	1,132,714,774	55,352,849	10,497,311	220,606,045

Each of the foregoing nominees was elected and each received affirmative votes from more than a majority of the votes cast.

Proposal 2:	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the Company’s fiscal year ending September 27, 2015:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

1,395,779,719	19,268,899	4,122,361	—

The foregoing proposal was approved.

Proposal 3:	To approve an amendment to the Company’s 2001 Employee Stock Purchase Plan to increase the share reserve by 25,000,000 shares:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

1,176,460,855	17,519,282	4,584,797	220,606,045

The foregoing proposal was approved.

Proposal 4:	Advisory vote to approve the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

688,509,741	502,921,620	7,133,573	220,606,045

The foregoing advisory vote was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	March 13, 2015	By:	/s/ Daniel L. Sullivan
Daniel L. Sullivan,
Executive Vice President, Human Resources